Sales Representative/Distributor Agreement

Agreement between Raduga Inc. (the “Company” or “Raduga”) with offices located at 545 Anton Blvd., Suite 300, Costa Mesa, California, U.S.A. 92626 and OOO “Optex” (the “Sales Representative/Distributor” or “Optex”) with offices located at Prospect Gagarina 16/2, Odessa, Ukraine 650039.

SALES REPRESENTATIVE/DISTRIBUTOR AGREES TO:

1.	Represent and sell the Company’s products in the geographic area of Kiev and Odessa region, Ukraine.

2.	Accurately represent and state Company policies to all potential and present customers.

3.	Promptly mail in all leads and orders to the Company.

4.	Inform the sales manager of all problems concerning Company customers within the sales territory.

5.
Inform the sales manager if the Sales Representative/Distributor is representing, or plans to represent any other business firm. In no event shall sales representative represent a competitive company or product line either within or outside the designated sales area.

6.	Telephone the Company with reasonable frequency to discuss sales activity within the territory.

7.	Provide company 30-days’ notice should the Representative intend to terminate this agreement.

8.	Return promptly all materials and samples provided by the Company to Optex, if either party terminates this agreement.

THE COMPANY AGREES TO:

1.	Negotiate in advance of sale a price per each item to be paid by Optex to the Company on all orders that the Company allows a quantity discount or other trade concession.

2.	Provide the Sales Representative/Distributor with reasonable quantities of business cards, brochures, catalogs, and any product samples required for sales purposes.

3.	Set minimum monthly quotas after consultation with the Sales Representative/Distributor.

4.	Grant the Distributor 30-days’ notice should the Company wish to terminate this agreement.

5.	This constitutes the entire agreement.

6.	This agreement shall be binding upon the parties and their successors and assigns.

Signed this 5th day of May, 2008.

/s/ Olena Denyavska	/s/ Alexander Jumeulin
Company	Sales Representative/Distributor

C/S “OPTEX”